Exhibit 99.1

PLBY Group Announces $70 Million Debt Paydown

LOS ANGELES – February 21, 2023 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, announced today that it successfully amended its senior secured credit agreement (the “Credit Agreement”) and has made prepayments under the Credit Agreement in the aggregate amount of $70 million, resulting in the Company securing a waiver of applicable net leverage ratio covenants through the second quarter of 2024.

The Company used $45 million of the proceeds from its previously announced $65 million capital raise for repayment of senior debt under the Credit Agreement. With such repayment, along with the $25 million repaid in December 2022, the Company has repaid $70 million of the senior debt in the past three months. The Company’s current outstanding senior debt under the Credit Agreement is approximately $157 million.

“With the paydown of our debt and the additional proceeds from our recent capital raise, we have reduced the cash burden of our debt and given ourselves increased flexibility to continue to improve our capital structure,” said the Company’s Chief Executive Officer Ben Kohn. “We plan to continue to reduce costs and move to a more capital-light model while also continuing to invest in the growth areas of our business.”

Additional details regarding the Credit Agreement amendment will be timely filed with the Securities and Exchange Commission by the Company on a Current Report on Form 8-K.

About PLBY Group, Inc.

PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving billions of dollars annually in global consumer spending with products and content available in approximately 180 countries. PLBY Group’s mission — to create a culture where all people can pursue pleasure — builds upon almost seven decades of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include all statements other than historical fact, including, without limitation, statements regarding the use of proceeds of the Company’s recent offerings, and statements regarding the Company’s future performance and growth plans.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include (without limitation): (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the Company’s business combination, acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of the business combination, acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain disruptions, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of the fair value of certain of its intangible assets; (9) risks related to the organic and inorganic growth of the Company’s business, and the timing of expected business milestones; and (10) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact

Investors: investors@plbygroup.com

Media: press@plbygroup.com